(in 000's, except per share amounts)

                                     Three Months Ended       Nine Months Ended
                                    ________    _________   _________   __________

                                     Oct. 3,    Sept. 27,    Oct. 3,     Sept. 27,
                                      1998        1997        1998         1997
                                    ________    _________   _________   _________

Weighted average shares outstanding   48,040      46,947      47,649      47,752

Effect of dilutive securities          1,547       1,346       1,608       1,399
                                    ________    _________   _________   _________


Shares for diluted EPS                49,587      48,293      49,257      49,151
                                    =========   =========   =========   =========


Income from continuing operations   $ 28,109    $ 20,080    $ 71,556     $ 51,841
                                    =========   =========   =========   =========


Per share amounts:

  Basic                             $   0.59    $   0.43    $   1.50    $   1.09
                                    =========   =========   =========   =========


  Diluted                           $   0.57    $   0.42    $   1.45    $   1.05
                                    =========   =========   =========   =========
